Exhibit 99.2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

10:00 a.m., Eastern Time, on May 5, 2017

Vote by Internet • Go to WWW.Investorvote.com/SVNT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

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A	Proposals — The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

		For	Against	Abstain			For	Against	Abstain
1.	Adoption of the Agreement and Plan of Merger, dated as of December 12, 2016, by and among SSE, Patterson-UTI Energy, Inc. and Pyramid Merger Sub, Inc.	☐	☐	☐	2.	Approval, on an advisory (non-binding) basis, of the compensation that may be paid or become payable to SSE’s named executive officers in connection with the merger.	☐	☐	☐

3.	Adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the proposal to adopt the Agreement and Plan of Merger.	☐	☐	☐	NOTE: In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.		☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement and Proxy Card are available at www.[—].com.

▼   IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — SEVENTY SEVEN ENERGY INC

SEVENTY SEVEN ENERGY INC.

Special Meeting of Stockholders

[●], 2017 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints(s) Jerry Winchester and David Treadwell, or either of them, as proxies each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Seventy Seven Energy Inc. that the undersigned is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m., Central Time on [—], 2017, at 4001 SW 119th Street, Oklahoma City, OK 73173, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side